UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19871 (Commission File Number)	94-3078125 (IRS Employer Identification No.)

3155 Porter Drive, Palo Alto, California (Address of principal executive offices)	94304 (Zip Code)

Registrant’s telephone number, including area code: (650) 475-3100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On November 8, 2004, StemCells, Inc. (the “Company”) issued a press release announcing the appointment of Judi R. Lum as Vice President, Finance and Chief Financial Officer, effective November 8, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

     Prior to joining the Company, Ms. Lum, age 44, served as a principal of E2 Consulting, where she advised startup companies and non-profit organizations on strategic, financial and operational issues and also provided interim CFO services since 1998. From 1996 until 1998, Ms. Lum was Vice President of Finance and Administration and Chief Financial Officer of Nektar Therapeutics (previously Inhale Therapeutic Systems). Ms. Lum served as Vice President of Finance and Administration and Chief Financial Officer of Soane Technologies from 1995 until 1996, as Director of Corporate Development of GenPharm International from 1993 until 1995, and as Director of Finance and Administration, Industrial Sector and Corporate Operations Consultant, Corporate Operations Review Group of Raychem Corporation from 1989 until 1993. Ms. Lum holds a B.A. degree from Stanford University in Economics and an M.B.A. from the Stanford Graduate School of Business.

     Ms. Lum is a signatory to a letter agreement between Ms. Lum and the Company which outlines certain terms and conditions of Ms. Lum’s employment. The agreement provides for annual compensation of $215,000 per year, which is subject to review at least annually by the Company’s compensation committee, beginning January, 2006. Ms. Lum is also eligible for an annual cash bonus under the Company’s bonus plan of up to twenty percent of her base salary. Ms. Lum will also receive a one-time sign-on bonus of $10,000. The agreement also provides for the grant of options to purchase 425,000 shares of the Company’s common stock at the closing price of the stock on the Nasdaq SmallCap Market on the date on which Ms. Lum begins her employment. The options shall vest over 48 months, with one-quarter of the shares vesting on the first anniversary of the date on which Ms. Lum’s employment begins and the remaining shares vesting at the rate of 1/48th per month on the last day of each month during the ensuing 36 months. As a condition of her employment, Ms. Lum is required to sign the Company’s standard form of confidentiality and assignment agreement. Ms. Lum’s employment is “at will.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     Exhibit 99.1 Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMCELLS, INC.
By:	/s/ Martin McGlynn
Martin McGlynn
President and Chief Executive Officer

Date: November 8, 2004

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release